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                                                                    EXHIBIT 24.1


                                POWER OF ATTORNEY


         Each of the undersigned directors and officers of Birner Dental Management Services, Inc. (the "Company") hereby authorizes Frederic W.J. Birner as their true and lawful attorney-in-fact and agents: (1) to sign in the name of each such person and file with the Securities and Exchange Commission a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) to such Registration Statement, for the registration under the Securities Act of 1933, as amended, of shares of Common Stock issuable pursuant to the exercise of options granted pursuant to the Birner Dental Management Services, Inc. 1995 Employee Stock Option Plan and the Birner Dental Management Services, Inc. 1995 Stock Option Plan for Managed Dental Centers, and any other securities of the Company which the Company's Board of Directors authorizes to be included in such Registration Statement; and (2) to take any and all actions necessary or required in connection with such Registration Statement and amendments to comply with the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

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
Signature                    Title                                  Date
/s/ Frederic W. J. Birner    Director, Chairman of the Board,       July 30, 1998
-------------------------    Chief Executive Officer
Frederic W.J. Birner

/s/ Mark A. Birner           Director, President                    July 30, 1998
------------------
Mark A. Birner

/s/ Dennis N. Genty          Director, Chief Financial Officer,     July 30, 1998
-------------------          Treasurer and Secretary
Dennis N. Genty

/s/ James M. Ciccarelli      Director                               July 30, 1998
-----------------------
James M. Ciccarelli

/s/ Steven M. Bathgate       Director                               July 30, 1998
----------------------
Steven M. Bathgate

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